EXHIBIT 10.5

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

          This First Amendment to Convertible Note Promissory Note (the “Note Amendment”) dated this 7th day of May, 2018 amends that certain Convertible Promissory Note (the “Note'') dated March 21, 2017 between Peak Pharmaceuticals, Inc. (the “Company') and Trius Holdings Limited (the “Holder”).

WHEREAS:

          A.     Pursuant to beginning description of the Note, the Note contained a term whereby the Note shall mature and become due and payable in full upon the 12-month anniversary from original date of the Note, or on March 21, 2018, or upon demand by the holder (the “Maturity Date”).

          B.     The Company and Holder now wish to amend this section of the Note.

NOW, THEREFORE:

          In consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the Company and Holder hereto hereby agree as follows:

          1.     All capitalized terms not otherwise defined herein shall have the meanings set out in the Note.

          2.     The last sentence of the beginning section of the Note shall be modified to say, “This Note shall mature and become due and payable in full upon the 24-month anniversary from the date affixed above, or on March 21, 2019, or upon demand by the holder (the “Maturity Date”).”

          3.     In all other respects, the terms and conditions of the Note shall continue in full force and effect and the Holder hereby agrees and confirms that the Note is in good standing and that the Company is not in default of any of its obligations under the Note.

          4.     Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Note Amendment.

          5.     This Note Amendment shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

          6.     This Note Amendment may be executed in counterparts and by electronic or facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Note Amendment as of the day and year first above written.

PEAK PHAMACEUTICALS, INC.